UNION BANK OF CALIFORNIA GLOBAL CUSTODY


                               CUSTODIAN AGREEMENT
                        (FOREIGN AND DOMESTIC SECURITIES)


This Custodian Agreement is made by Rochdale Investment Trust ("Trust"), an open-end, management, series investment company registered under the Act (as herein defined) and UNION BANK OF CALIFORNIA, N.A. ("Custodian"). Trust desires that Custodian hold and administer on behalf of Trust certain Securities (as herein defined). Trust intends that this Agreement be applicable to certain series of Trust as described on Appendix B to this Agreement, as may be amended from time to time as mutually agreed upon by the parties (each a "Fund"). Custodian is willing to do so on the terms and conditions set forth in this Agreement. Accordingly, Trust and Custodian agree as follows:

1.   Definitions. Certain terms used in this Agreement are defined as follows:

     1.1 "Account" means, collectively, each account maintained by Custodian pursuant to Paragraph 3 of this Agreement.

     1.2 "Act" means the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time by the U.S. Securities and Exchange Commission ("SEC").

     1.3 "Appointed Person" means the individual(s) designated by Trust to initiate funds transfer instructions to Custodian in accordance with Paragraph 16 of this Agreement.

     1.4 "Board" means the Board of Trustees or Board of Directors of Trust.

     1.5 "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure, prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

     1.6 "Eligible Foreign Custodian" ("Sub-Custodian", or collectively "Sub-Custodians") has the meaning set forth in section (a)(1) of Rule I 7f-5 of the Act or that has otherwise been made exempt pursuant to an SEC exemptive order.

     1.7  "Eligible  Securities  Depository",   ("Depository",  or  collectively
"Depositories") has the meaning set forth in section (b)(1) of Rule 17f-7 of the Act or that has otherwise been made exempt pursuant to an SEC exemptive order.

     1.8 "Emerging Market" means each market so identified on Appendix A attached hereto.

     1.9 "Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 1 7f-5 of the Act.

     1.10 "Foreign Market" means each market so identified on Appendix A attached hereto.

     1.11 "Investment Manager" means an investment advisor or manager identified by Trust in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities of any Fund.

     1.12 "Rule 17f-5" meansss.270.17(0-5 of the Act, as amended from time to time.

     1.13 "Rule 17f-7" meansss.270.17(0-7 of the Act, as amended from time to time.

     1.14 "Securities" means domestic or foreign securities or both within the meaning of ss.2(a)(36) of the Act and regulations issued by the SEC under ss.270.17(f) of the Act, 17 C.F.R. 270.17f-5(c)(1), as amended, which are held by Custodian in the Account, and shall include cash of any currency or other property of Trust and all income and proceeds of sale of such securities or other property of Trust.

2.   Representations

     2.1 Trust represents that with respect to any Account established by Trust to hold Securities, Trust is authorized to enter into this Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

     2.2 Custodian represents that it (i) is organized under the laws of the United States and has its Trust place of business in the United States; (ii) is a bank within the meaning of ss.202(a)(2) of the Investment Advisers Act of 1940 and ss.2(a)(5) of the Act, as amended; and (iii) has equity capital in excess of $1 million.

3. Establishment of Accounts. Trust hereby establishes with Custodian, and may in the future establish, one or more Accounts in the name of the Trust, on behalf of a Fund. Any Account so established shall consist of Securities delivered to and receipted for by Custodian or by any Sub-Custodian. Custodian, in its sole discretion, may reasonably refuse to accept any property now or hereafter delivered to it for inclusion in the Account. Trust shall be notified promptly of such refusal and any such property shall be immediately returned to Trust.

4. Custody. Subject to the terms of this Agreement, Custodian shall be responsible for the safekeeping and custody of Securities. Custodian may (i) retain possession of all or any portion of Securities, including possession in a foreign branch or other office of Custodian; or (ii) retain, in accordance with Paragraph 5 of this Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with Paragraph 6 of this Agreement, deposit definitive or book-entry Securities with one or more Depositories.

     4.1 If Custodian retains possession of Securities, Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall segregate physically the Securities from other securities or property held by Custodian. Custodian shall not be required to segregate physically the Securities from other securities or property held by Custodian for third parties as Custodian, but Custodian shall maintain adequate records showing the true ownership of the Securities.

     4.2 If Custodian deposits Securities with a Sub-Custodian, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian, the Securities held by the Sub-Custodian, and each Account to which such Securities belong.

     4.3 If Custodian or any Sub-Custodian deposits Securities with a Depository, Custodian shall maintain, or shall cause the Sub-Custodian to maintain, adequate records showing the identity and location of the Depository, the Securities held by the Depository, and each Account to which such Securities belong.

     4.4 If Trust directs Custodian to deliver certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Trust. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

     4.5 Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian except for Custodian's expenses relating to the Securities' safe custody or administration; and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

     4.6 Trust or its designee, shall have reasonable access upon reasonable notice during regular business hours to the books and records, or shall be given confirmation of the contents of the books and records, maintained by Custodian or any Sub-Custodian holding Securities hereunder to verify the accuracy of such books and records. Custodian shall notify Trust promptly of any applicable law or regulation in any country where Securities are held that would restrict such access or confirmation.

5. Sub-Custodians: Custodian as Foreign Custody Manager. Trust, by resolution adopted by its Board, hereby delegates to the Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth below with respect to Securities of the Fund held outside the United States ("Foreign Assets"), and the Custodian hereby accepts such delegation as the Foreign Custody Manager with respect to the Fund.

     5.1 Scope of Delegated Responsibilities:

     5.1.1 Selection of Eligible Foreign Custodians. Subject to the provisions of this Paragraph 5, the Foreign Custody Manager may place and maintain Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have determined that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering factors relevant to the safekeeping of such assets, including, without limitation the factors specified in section (c)(1) of Rule 17f-5.

     5.1.2  Contracts  with Eligible  Foreign  Custodians.  The Foreign  Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of section (c)(2) of Rule I 17f-5.

     5.1.3 Monitoring. In each case where the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board promptly, and shall withdraw the assets of the Trust from such institution as soon as reasonably practicable, all in accordance with Subparagraph 5.3 below.

     5.2 Guidelines for the Exercise of Delegated Authority. In performing its duties under this Section 5, Custodian shall not be deemed to have supervised, recommended or advised the trust or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any country, including with respect to Country Risk. Custodian shall, however, provide to the Fund (or its Investment Manager) periodic market reports with respect to securities settlement and registration, taxation, depositories, each foreign country's securities regulatory environment, foreign ownership restrictions, or foreign exchange practices. Trust hereby acknowledges that (i) such information is solely designed to inform the Fund (or its Investment Manager) of market conditions and procedures and is not intended to be considered comprehensive or as a recommendation to invest or not invest in particular markets; and (ii) Custodian is not the primary source of the information and has gathered the information from sources it considers reliable, but that Custodian shall have no responsibility for inaccuracies or incomplete information.

     5.3 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Appendix A at the end of the calendar quarter in which an amendment to such Appendix has occurred. The Foreign Custody Manager shall make written reports promptly notifying the Board of any other material change in the foreign custody arrangements of the Fund or at such other times as the Board deems reasonable and appropriate.

     5.4 Standard of Care as Foreign Custody Manager. In performing its delegated responsibilities, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     5.5 Representations with respect to Rule 17f-5. The Foreign Custody Manager represents to Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Trust represents to the Custodian that it is authorized to appoint Custodian as its Foreign Custody Manager in the manner contemplated by Rule 17f-5.

6. Depositories: Compliance with Rule 17f-7. Custodian shall provide an analysis of the custody risks associated with maintaining Trust's Foreign Assets with each Eligible Securities Depository used by Custodian prior to the initial placement of Trust's Foreign Assets at such Depository and at which any Foreign Assets of Trust are held or are expected to be held. Custodian shall monitor the custody risks associated with maintaining Trust's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Trust or its Investment Manager of any material changes in such risks. Custodian shall exercise reasonable care, prudence and diligence in performing the requirements set forth in this Paragraph. Based on the information available to it in the exercise of diligence, Custodian shall determine the eligibility under Rule 17f-7 of each Depository before including it on Appendix A hereto and shall promptly advise Trust if any Eligible Securities Depository ceases to be eligible. In performing its duties under this Section 6, Custodian shall not be deemed to have supervised, recommended or advised the trust or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to Country Risk as is incurred by placing and maintaining Foreign Assets in each country in which each such Eligible Securities Depository operates.

7. Registration. Subject to any specific instructions from Trust, Custodian shall hold or cause to be held all Securities in the name of (i) Trust, or (ii) Custodian, or any Sub-Custodian pursuant to Paragraph 5 or Depository pursuant to Paragraph 6 of this Agreement, or in the name of a nominee of any of them, as Custodian shall determine to be appropriate under the circumstances.

8. Transactions. Trust or any Investment Manager from time to time may instruct Custodian (which in turn shall be responsible for giving appropriate instructions to any Sub-Custodian or Depository) regarding the purchase or sale of Securities in accordance with this Paragraph 8.

     8.1 Custodian shall effect and account for each Securities and currency sale on the date such transaction actually settles; provided, however, that Trust may in its sole discretion direct Custodian, in such manner as shall be acceptable to Custodian, to account for Securities and currency purchases and sales on contractual settlement date, regardless of whether settlement of such transactions actually occurs on contractual settlement date. Trust may, from time to time, direct Custodian to change the accounting method employed by Custodian in a written notice delivered to Custodian at least thirty (30) days prior to the date a change in accounting method shall become effective.

     8.2 Custodian shall effect purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the securities or other property purchased. Custodian shall have no liability of any kind to any person, including Trust, except in the case of negligent or intentional tortuous acts, or willful misconduct, if the Custodian effects payment on behalf of Trust, and the seller or broker fails to deliver the securities or other property purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in examining and verifying the certificates or other indicia of ownership of the property purchased before accepting them.

     8.3 Custodian shall effect sales by delivering certificates or other indicia of ownership of the Property, and, as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Trust, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment.

     8.4 If a purchase or sale is effected through a Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in verifying proper consummation of the transaction by the Depository.

     8.5 Trust or, where applicable, Investment Manager, is responsible for ensuring that Custodian receives timely instructions and/or funds to enable Custodian to effect settlement of any purchase or sale of Securities or Currency Transactions. If Custodian does not receive such timely instructions or funds, Custodian shall have no liability of any kind to any person, including Trust, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Trust shall be liable for interest compensation and/or Trust amounts to Custodian and/or its counterparty for failure to deliver instructions or funds in a timely manner to effect settlements of foreign exchange funds movement.

     8.6 At the direction of Trust or the Investment Manager, as the case may be, Custodian shall convert currency in the Account to other currencies through customary channels including, without limitation, Custodian or any of its affiliates, as shall be necessary to effect any transaction directed by Trust or the Investment Manager. Trust or the Investment Manager, as the case may be, acknowledges that (i) the foreign currency exchange department is a part of Custodian or one of its affiliates or subsidiaries; (ii) the Account is not obligated to effect foreign currency exchange with Custodian; (iii) Custodian will receive benefits for such foreign currency transactions which are in addition to the compensation which Custodian receives for administering the Account; and (iv) Custodian will make available the relevant data so that Trust or the Investment Manager, as the case may be, can determine that the foreign currency exchange transactions are as favorable to the Account as terms generally available in arm's length transactions between unrelated parties.

     8.7 Custodian shall have no responsibility to manage or recommend investments of the Account or to initiate any purchase, sale, or other investment transaction in the absence of instructions from Trust or, where applicable, an Investment Manager.

9. Market Transactions: Settlement Dates. Custodian has identified certain Foreign Markets and certain Emerging Markets in Appendix A of this Agreement, which Custodian may amend in writing to Trust from time to time.

     9.1 Trust agrees that all settlements of Securities transactions shall be transacted in accordance with the local laws, customs, market practices and procedures to which Sub-Custodians and Depositories are subject in each Foreign and Emerging Market.

     9.2 Notwithstanding the foregoing Paragraph 8, Trust understands and agrees that settlement of Securities transactions is available only on an actual settlement date basis in certain Emerging Markets, which are identified in Appendix A, and as may be amended by Custodian in writing to Trust from time to time.

     9.2.1 For Emerging Markets with actual settlement dates, cash of any currency deposited or delivered to the Account shall be available for use by Trust or Investment Manager only on the actual business day on which funds of good value are available to Sub-Custodian in the Account.

     9.2.2 For Emerging Markets with actual settlement dates, Securities deposited or delivered to the Account shall be available for use by Trust or Investment Manager only on the actual business day on which such Securities are held in the nominee name or are otherwise subject to the control of, and in a form for good delivery by, the Sub-Custodian.

10. Capital Changes: Income.

     10.1 Custodian may, without further instructions from Trust or any Investment Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange at its office designated in Paragraph 17 of this Agreement or at the office of its designated agents.

     10.2 Custodian, or its designated agents, are authorized, as Trust's agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and Trust, dividends, warrants, and other things of value in connection with Securities. Except as otherwise provided in Subparagraph 18.4 of this Agreement, Custodian or its designated agents shall not be obligated to enforce collection of any item by legal process or other means.

     10.3 Custodian or its designated agents are authorized to sign for Trust all declarations, affidavits, certificates, or other documents that may be required to collect or receive payments or distributions with respect to Securities. Custodian or its designated agents are authorized to disclose, without further consent of Trust, Trust's identity to issuers of Securities, or the agents of such issuers, who may request such disclosure.

11. Notices re: Account Securities. Custodian shall notify Trust or, where applicable, the Investment Manager, of any reorganization, recapitalization, or similar transaction not covered by Paragraph 10, and any subscription rights, proxies, and other shareholder information pertaining to the Securities actual notice of which is received by Custodian at its office designated in Paragraph 17 of this Agreement or at the offices of its designated agents. Custodian's sole responsibility in this regard shall be to give such notices to Trust or the Investment Manager, as the case may be, within a reasonable time after Custodian receives them, and Custodian shall not otherwise be responsible for the timeliness of such notices. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received appropriate instructions from Trust or the Investment Manager.

12. Taxes. Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Securities thereof by any country. Custodian will use its best efforts to give the Investment Manager advance written notice of the imposition of such taxes. However, Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Securities or the income thereof that are available under applicable tax laws, treaties, and regulations.

13. Cash. Trust may from time to time, direct Custodian to hold Account cash in The HighMarksM Group of mutual funds or in any investment company for which Custodian or its affiliates or subsidiaries, acts as investment advisor or custodian, or provides other services. Trust shall designate the particular HighMark fund or such other above-mentioned fund that Trust deems appropriate for the Account. Trust or an Investment Manager, where applicable, acknowledges that Custodian will receive fees for such services which will be in addition to those fees charged by Custodian as agent for the Account.

14. Reports. Custodian shall give written reports to Trust showing (i) each transaction involving Securities effected by or reported to Custodian; (ii) the identity and location of Securities held by Custodian as of the date of the report; (iii) any transfer of location of Securities not otherwise reported; and
(iv) such other information as shall be agreed upon by Trust and Custodian. Unless otherwise agreed upon by Trust and Custodian, Custodian shall provide the reports described in this Paragraph 14 on a monthly basis.

15. Instructions from Trust.

     15.1 Trust shall certify or cause to be certified to Custodian in writing the names and specimen signatures of all persons authorized to give instructions, notices, or other communications on behalf of Trust or any Investment Manager. Such certification shall remain effective until Custodian receives notice to the contrary.

     15.2 Trust or authorized Investment Manager, as the case may be, may give instruction, notice, or other communication called for by this Agreement to Custodian in writing, or by telecopy, telex, telegram, or other form of electronic communication acceptable to Custodian. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Trust or Investment Manager may give and Custodian may accept oral instructions on an exception basis; provided, however, that Trust or Investment Manager shall promptly confirm any oral communications in writing or by telecopy or other means permitted hereunder. Trust will hold Custodian harmless for the failure of Trust or Investment Manager to send confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Custodian's failure to produce such confirmation at any subsequent time. Custodian may electronically record any instruction given by telephone, and any other telephone discussions with respect to the Custody Account.

     15.3 All such communications shall be deemed effective upon receipt by Custodian at its address specified in Paragraph 17 of this Agreement, as amended from time to time. Custodian without liability may rely upon and act in accordance with any instruction that Custodian using ordinary care believes has been given by Trust or an Investment Manager.

     15.4 Custodian may at any time request instructions from Trust and may await such instructions without incurring liability. Custodian has no obligation to act in the absence of such requested instructions, but may, however, without liability take such action as it deems appropriate to carry out the purposes of this Agreement.

16. Funds Transfer Instructions.

     16.1 Trust authorizes Custodian to act upon instructions for the transfer of funds from the Account to any other account(s) of Trust or to any third party when such instructions are received from Trust or Trust's Appointed Persons and which have been authenticated by Custodian in accordance with the securities procedures agreed to by Trust as set forth in Subparagraph 16.2 hereof.

     16.2 Trust agrees to the security procedure(s) offered by Custodian to authenticate, amend, and request cancellation of funds transfer instructions as set forth below. If a funds transfer instruction received by Custodian purports to have been transmitted or authorized by Trust, it will be deemed effective as Trust's instruction if Custodian followed the security procedure(s) set forth below:

     16.2.1 Authenticated Electronic Instruction. Funds transfer instructions received by Custodian via secured electronic systems, e.g., Telex, Swift, etc. carry the same force as if Trust or the Appointed Person gave such instruction directly.

     16.2.2 Standing Instruction for Funds Transfers. If Trust instructs Custodian in writing to initiate funds transfers to any account(s) of Trust or to any designated third party beneficiary under standing instructions, Custodian will perform no call-back for such Custodian initiated funds transfers.

     16.2.3 Repetitive Funds Transfers. Repetitive funds transfers may be initiated via facsimile by Trust or Appointed Person after Custodian has performed an initial call back to a different Appointed Person to verify the repetitive transfer information. Upon receiving each funds transfer request, Custodian will verify that the individual whose signature appears on the funds transfer request is an Appointed Person, and that the repetitive payment destination matches the beneficiary data on the initial authorization.

     16.2.4 Non-Repetitive Funds Transfers. Non-repetitive funds transfers may be initiated via facsimile by Trust or Appointed Person after Custodian has performed a call back to a different Appointed Person and has verified that the individual whose signature appears on the funds transfer request is an Appointed Person. If Trust selects this security procedure for non-repetitive funds transfers, Trust acknowledges that Trust may assume a greater risk of unauthorized transfers than with the other procedures offered by Custodian.

     16.3 Custodian will use its best efforts to execute each properly authorized funds transfer instructions on the day of receipt if Custodian receives the instruction and is able to authenticate it before Custodian's cut-off time, and the day of receipt is a funds transfer business day for Custodian and the transmission facility selected. Custodian may change its cutoff time without prior notice to Trust.

     16.4 Custodian at its sole discretion may reject any funds transfer instruction which (i) exceeds the collected and available funds on deposit in the Account; (ii) is not authenticated to Custodian's satisfaction or which Custodian believes may not be authorized by Trust; (iii) contains incorrect, inconsistent, ambiguous, or missing information; (iv) involves funds which are subject to a lien, security interest, claim, hold, dispute, or legal process prohibiting withdrawal. Custodian shall incur no liability to Trust for any loss occasioned by Custodian's refusal, with or without notice to Trust, to honor any funds transfer instructions.

     16.5 If there are insufficient available funds in the Account to cover Trust's obligations under this Agreement, Custodian may at is sole discretion choose to complete funds transfers initiated by Trust, and Trust agrees to immediately repay Custodian the amount of any overdraft created thereby plus any overdraft charges imposed in connection therewith, without notice or demand to Trust.

     16.6 If Trust's transfer instructions identifies the beneficiary, the beneficiary's bank, or an intermediary bank by name and an account or other identifying number, Custodian and subsequent parties to the funds transfer may act solely on the basis of such number, even if the name and number do not agree.

     16.7 Trust shall have no right to cancel or amend a funds transfer instruction after its receipt by Custodian. However, Custodian shall use reasonable efforts to act on a request by Trust to cancel or amend an instruction prior to executing it, but shall have no liability if cancellation or amendment is not effected.

     16.8 Except as otherwise required by the California Commercial Code, Custodian shall not be responsible for any loss or liability arising in connection with this Paragraph 16 from (i) any inaccuracy, act or failure to act on the part of any person not within Custodian's reasonable control, including, without limitation, the failure of other financial institutions to provide accurate or timely information to Custodian or Trust; (ii) the failure of other financial institutions to accept payment orders; (iii) Trust's negligence or breach of this Agreement; (iv) any ambiguity or inaccuracy in any instruction or in the information set forth in this Agreement given to Custodian by Trust; or
(v) any error, failure or delay in execution of any funds transfer instruction, or cancellation or amendment, including without limitation, any inoperability of computer or communication facilities, or other circumstances beyond Custodian's reasonable control. Provided that Custodian has complied with this Paragraph 16, Trust agrees to indemnify and hold Custodian and its directors, officers, employees, agents and attorneys harmless against any claim of any third party arising from or in connection with this Agreement or Custodian's performance of funds transfer services for Trust. Trust agrees to take any and all reasonable actions to mitigate any potential or actual Custodian loss or liability under this Paragraph 16.

17. Addresses. Until further notice from either party, all communications called for under this Agreement shall be addressed as follows:

     If to Trust:

              Rochdale Investment Trust
              570 Lexington Avenue
              New York, NY 10022-6837
              Attn:  Mr. Joseph Englander, Senior Manager, Client Administration
              Telephone:     (212) 702-3536
              Telecopier:    (212) 702-3526

     If to Custodian:

              UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
              Union Bank of California Global Custody
              Attn:  Mr. Carl E. Schultz, Senior Vice President
              475 Sansome Street, ___ Floor
              San Francisco, California 94111
              Telephone:     (415) 291-7673
              Telecopier:    (415) 291-7697
              Telex (Answerback): 21 5748/MBCTD UR


18. Custodian's Responsibilities and Liabilities:

     18.1 Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement, or as otherwise agreed by Custodian in writing. In carrying out its responsibilities, Custodian shall exercise no less than the same degree of care and diligence it usually exercises with respect to similar property of its own.

     18.2 Custodian (i) shall not be required to maintain any special insurance for the benefit of Trust; and (ii) shall not be liable or responsible for any loss, damage, expense, failure to perform or delay caused by accidents, strikes, tire, flood, war, riot, electrical or mechanical or communication line or facility failures, acts of third parties (including without limitation any messenger, telephone or delivery service), acts of God, war, government action, civil commotion, fire, earthquake, or other casualty or disaster or any other cause or causes which are beyond Custodian's reasonable control. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. Custodian shall be liable to Trust for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that Custodian would be liable to Trust if Custodian were holding such securities and cash in its own premises. In all cases, Custodian's liability for any act or failure to act under this Agreement shall be limited to the resulting direct loss, if any, of Trust. Under no circumstances shall Custodian be liable for any consequential, indirect, punitive, or special damage which Trust may incur or suffer in connection with this Agreement.

     18.3 The parties intend that Custodian shall not be considered a fiduciary of the Account. Accordingly, Custodian shall have no power to make decisions regarding any policy, interpretation, practice, or procedure with respect to the Account, but shall perform the ministerial and administrative functions described in this Agreement as provided herein and within the framework of policies, interpretations, rules, practices, and procedures made by Trust or an Investment Manager, where applicable, as the same shall be reflected in instructions to Custodian from Trust or any Investment Manager.

     18.4 Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account or the Securities unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys' fees).

     18.5 With respect to legal proceedings referred to in Subparagraph 18.4 of this agreement, Custodian may consult with counsel acceptable to it after written notification to Trust concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken in good faith on the advice of such counsel.

19.      Indemnities.

     19.1 Trust hereby agrees to indemnify Custodian against all liability, claims, demands, damages, losses, and costs, including reasonable attorneys' fees and expenses of legal proceedings, resulting from Custodian's compliance with instructions from Trust or any Investment Manager and the terms of this
Agreement, except where Custodian has acted with negligence or willful misconduct, or in the case of Custodian's duties under Sections 5 and 6, respectively, where Custodian has failed to act in accordance with the standard articulated in Section 5.4 and Section 6, respectively.

     19.2 Custodian's right to indemnity under Subparagraph 19.1 of this Agreement shall survive the termination of this Agreement.

20. Compensation: Expenses. Trust shall reimburse Custodian for all reasonable out-of-pocket expenses and processing costs incurred by Custodian in the administration of the Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Subparagraph 18.5 of this Agreement. Trust also shall pay Custodian reasonable compensation for its services hereunder as specified in Appendix B. Custodian shall be entitled to withdraw such expenses or compensation from the Account if Trust fails to pay the same to Custodian within 45 days after Custodian has sent an appropriate billing to Trust; provided, however, that Custodian will give Trust ten (10) days prior written notice before withdrawing such funds.

21. Amendment: Termination. This Agreement may be amended at any time by a written instrument signed by the parties. Either party may terminate this Agreement and the Account upon 90 days' written notice to the other unless the parties agree on a different time period. Upon such termination, Custodian shall deliver or cause to be delivered the Securities, less any amounts due and owing to Custodian under this Agreement, to a successor custodian designated by Trust or, if a successor custodian has not accepted an appointment by the effective date of termination of the Account, to Trust. Upon completion of such delivery Custodian shall be discharged of any further liability or responsibility with respect to the Securities so delivered.

22. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors in interest. Without consent of the parties, this agreement cannot be assigned to any third party.

23. Governing Law. The validity, construction, and administration of this Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of California.

24. Effective Date. This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

Date:  6/29/01

TRUST:

/s/ Garrett D'Alessandro

Title: CEO


UNION BANK OF CALIFORNIA, N.A.:

/s/ Carl E. Schultz

Title: Senior Vice President


-------------- ------------------- -------------------------------------- ---------- -------------- -----------
                                                                                     FOREIGN
                                                                          COMPULSORY EMERGING       SETTLEMENT
COUNTRY/MARKET SUB-CUSTODIAN       DEPOSITORY                             DEPOSITORY MARKET         STANDARD
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Australian     National            Government Debt: The Reserve Bank      Yes        Foreign        Contractual
               Australian          Information and Transfer System
               Bank                Corporate and Government Bond:
                                   Austraclear
                                   Equities: Clearing House Electronic
                                   Sub-register System
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Austria        Bank Austria        Wertpapiersammelbank bei der           Yes        Foreign        Contractual
                                   Oesterreichischi Kontrollbank AG
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Belgium        KBC Bank            Government Instruments; Banque         Yes        Foreign        Contractual
                                   Nationale de Belgique
                                   Equities and Corporate Debt:  Caisse
                                   Interprofessionelle ee Depot et de
                                   Virements de Titres
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Canada         Royal Bank of       The Canadian Depository for            Yes        Foreign        Contractual
               Canada              Securities Limited
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Denmark        Danske Bank         The Danish Securities Centre           Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Finland        Merita Bank         Finnish Central Depository Limited     Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
France         Credit Agricole     Euroclear France                       Yes        Foreign        Contractual
               Indosuez
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Germany        Dresdner Bank       Clearstream Banking Frankfurt          Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Hong Kong      Standard            Government Instruments: Hong Kong      Yes        Foreign        Contractual
               Chartered           Monetary Authority
               Bank                Equities and Corporate Debt: Hong
                                   Kong
                                   Securities Clearing Company Limited
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Ireland        Allied Irish        CREST                                  Yes        Foreign        Contractual
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Italy          Banca Commerciale   Monte Titoli                           Yes        Foreign        Contractual
               Italiana
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Japan          Bank of Tokyo       Government Instrument: Bank of Japan   No         Foreign        Contractual
               Mitsubishi          Equities and Corporate Bonds: Japan
                                   Securities Depository Center
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Netherlands    Fortis Bank         Nederlands Centraal Instituut voor     Yes        Foreign        Contractual
                                   Giraal
                                   Effectenvekeer B.V.
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
New Zealand    National Nominees   Reserve Bank of New Zealand            Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Norway         Christiania Bank    Verdipapirsentralen                    Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Portugal       Banco Comercial     Central de Valores Mobiliarios         No         Foreign        Contractual
               Portugues
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Singapore      Development Bank of Central Depository (PTE) Limited       Yes        Foreign        Contractual
               Singapore
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
South Africa   Standard Bank of    Government and Corporate Debt: The     No         Foreign        Contractual
               South Africa        Central Depository Limited
                                   Equities: Shares Transactions
                                   Totally Electronic
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Spain          Paribas             Government Bonds: Bank of Spain        Yes        Foreign        Contractual
                                   Equities and Corporate Debt: Servico
                                   de Compensacion y Liquidacion de
                                   Valores
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Sweden         Svenska             Vardepapperscentralen                  Yes        Foreign        Contractual

-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Switzerland    UBS AG              SegaIntersettle AG                     No         Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
United Kingdom HSBC Bank           CREST                                  Yes        Foreign        Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Argentina      Citibank            Caja de Valores                        No         Emerging       Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Bangladesh     Standard Chartered  None                                   No         Emerging       Actual
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Brazil         Citibank            Equities: Camara de Liquidacao e       Yes        Emerging       Actual
                                   Custodia Government Bonds: Sistema
                                   Especial de Liquidacao e Custodia
                                   Other Fixed Income: Camara de
                                   Liquidacao e Custodia
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Chile          Citibank            Deposito Central de Valores            No         Emerging       Actual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
China          Standard Chartered  Shanghai Equities: Shanghai            Yes        Emerging       Actual
               Bank                Securities
                                   Central Clearing and Registration
                                   Corporation
                                   Shenzhen Equities: Shenzhen
                                   Securities Registrars Company Ltd.
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Colombia       Citibank            Government Bonds: Deposito Central     No         Emerging       Actual
                                   de Valores
                                   Equities and Other Fixed Income:
                                   Depositor Centralizado de Valores
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Czech Republic Ceskoslovenska      Government Bons: Registracni Centrum   Yes        Emerging       Actual
               Obchodni            Ceske Narodni Banky
               Banka               Equities and Other Fixed Income:
                                   Stredisko Cennych Papiru
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Egypt          Citibank            Misr for Clearing, Settlement and      Yes        Emerging       Actual
                                   Depository
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Greece         Citibank            Equities: Central Securities           Yes        Emerging       Contractual
                                   Depository
                                   Government Instruments: Bank of
                                   Greece
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Hungary        Bank Austria        Central Depository and Clearing        Yes        Emerging       Actual
                                   House Ltd.
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
India          Citibank            Government Bonds: The Public Debt      Yes        Emerging       Actual
                                   Office
                                   Equities and Corporate Bonds:
                                   National Securities Depository Ltd.
                                   Equities and Corporate Bonds: Bombay
                                   Stock Exchange Clearing House
                                   Equities and Corporate Bonds:
                                   National Stock Exchange Clearing
                                   House
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Indonesia      Standard            PT. Kustodian Sentral Efek Indonesia   Yes        Emerging       Actual
               Chartered
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Israel         Bank Leumi          None                                   No         Emerging       Actual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Jordan         Citibank            None                                   No         Emerging       Actual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Korea          Standard            Korean Securities Depository           Yes        Emerging       Actual
(Republic of)  Chartered
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Malaysia       Standard            Government Bonds: Bank Nagara          Yes        Emerging       Actual
               Chartered           Malaysia
               Bank                Equities and Other Fixed Income:
                                   Malaysian Central Depository
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Mexico         Citibank            Instituto Para el Deposito de Valores  Yes        Emerging       Contractual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Morocco        Citibank            MAROCLEAR                              No         Emerging       Actual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Pakistan       Standard            Government Instruments: State Bank     No         Emerging       Actual
               Chartered           of Pakistan
               Bank                Equities and Other Fixed Income:
                                   Central Depository Company of
                                   Pakistan Ltd.
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Peru           Citibank            CAVALI                                 Yes        Emerging       Actual
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Philippines    Standard            Equities: Philippine Central           Yes        Emerging       Actual
               Chartered           Depository
               Bank                Government Bonds: Bangko Sentral ng
                                   Philippines
                                   Other Government Instruments; Bureau
                                   of Treasury
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Poland         Bank Handlowy       Government Bonds: National Bank of     Yes        Emerging       Actual
                                   Poland
                                   Equities and Other Fixed Income:
                                   National Depository of Securities
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Russia         Citibank            Government Bonds: Rosvneshtorgbank     No         Emerging       Actual
                                   Equities, GKO's and OFZ's: National
                                   Depository Center
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Slovenia       Bank Austria        Central Securities Clearing            Yes        Emerging       Actual
                                   Corporation
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Sri Lanka      Standard            Central Depository System              No         Emerging       Actual
               Chartered
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Taiwan         Standard            Taiwan Securities Central Depository   Yes        Emerging       Contractual
               Chartered           Company Ltd.
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Thailand       Standard            Thailand Securities Depository         No         Emerging       Actual
               Chartered           Company Ltd.
               Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Turkey         Citibank            Government Bonds: Central Bank of      Yes        Emerging       Actual
                                   Turkey
                                   Equities and Other Fixed Income:
                                   Instanbul Settlements and Custody
                                   Bank
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
Venezuela      Citibank            Equities, Corporate and Government     No         Emerging       Actual
                                   Debt: Caja Venezolana de Valores S.A.
-------------- ------------------- -------------------------------------- ---------- -------------- -----------
